Exhibit 5.1

Our Ref:	04159
Doc ID:	305164151.1

25 November 2024

Bionomics Limited

200 Greenhill Road

Eastwood SA 5063

Dear Sir/Madam

Bionomics Limited Registration on Form S-3

1. Background

We have acted as Australian legal counsel to Bionomics Limited (Company), a company incorporated under the laws of the Commonwealth of Australia, in connection with its filing of a shelf registration statement on Form S-3 (Registration Statement) under the U.S. Securities Act of 1933, as amended (Securities Act), with the U.S. Securities and Exchange Commission (Commission).

The Registration Statement includes two prospectuses: (i) a base prospectus (Base Prospectus) to the proposed offer by the Company of its ordinary shares (Shares) and its American Depositary Shares (ADS (each ADS represents 180 fully paid Shares in the Company)) representing its Shares, various series of debt securities or warrants to purchase any such securities, either individually, or in units, with a total aggregate offering price of up to US$100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of any such offering, and (ii) a sales agreement prospectus (Sales Agreement Prospectus) relating to the Company’s “at the market offering” of up to an aggregate of US$2,000,000 of its Shares or ADSs (ATM Shares). The US$2,000,000 of ATM Shares offered under the Sales Agreement Prospectus is included in the aggregate offering price of US$100,000,000 under the Base Prospectus.

The Registration Statement, Base Prospectus and Sales Agreement Prospectus are referred to in this letter collectively (and unless the context requires otherwise) as the Documents. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of the Securities Act, and no opinion is expressed herein as to any matter pertaining to contents of the Registration Statement or related Base Prospectus or Sales Agreement Prospectus, other than as expressly stated herein with respect to the issue of the Shares and the ATM Shares.

2. Documents examined and searches conducted and relied on by us

For the purposes of this opinion, we have examined and relied on copies of the following documents:

(a)	the Registration Statement, in the form received by us via email from Theodore Ghorra of Rimon P.C. on 16 November 2024 at 11:59am (ACT);

(b)	the Base Prospectus forming part of that Registration Statement;

(c)	the Sales Agreement Prospectus forming part of that Registration Statement;

Level 9, 211 Victoria Square

ADELAIDE SA 5000

T +61 8 8239 7111 | F +61 8 8239 7100

www.jws.com.au

Liability limited by a scheme approved under Professional Standards Legislation

25 November 2024

(d)	the constitution of the Company adopted by the Company on 2 December 2021 (Constitution);

(e)	a certificate dated on or around 17 November 2024 signed by or on behalf of the directors of the Company (Directors) certifying the accuracy and completeness of:

(i)	the Constitution of the Company;

(ii)	the written resolution of the Directors dated on or around 17 November 2024,

(Certificate);

(f)	the documents referred to in the Certificate; and

(g)	a search of the electronically available public register of the Company available on the on-line database of the Australian Securities and Investments Commission at 10:28am (ACT time) on 13 November 2024.

3. Assumptions in providing this opinion

For the purposes of this opinion, we have assumed:

(a)	the genuineness of all signatures;

(b)	the authenticity and completeness of all documents submitted to us as originals;

(c)	all documents submitted to us as copies conform with the originals, and all copy documents are complete and up to date;

(d)	all relevant original documents continue in full force and effect and all signatures, seals, dates, duty stamps and markings appearing on all documents and copy documents submitted to us are genuine;

(e)	any documents which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations of all parties to those documents and none of the execution, delivery or performance of any document by any party to the document violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(f)	the obligations assumed by the Company under or pursuant to the Registration Statement are in the Company’s best interests and for the purposes of its business;

(g)	the filing of the Registration Statement or the consummation of the transactions contemplated therein does not violate or contravene the law of any jurisdiction or any applicable law under any jurisdiction (excluding the laws of the Commonwealth of Australia);

(h)	no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive; and

(i)	all public records and searches which we have examined are accurate and up to date and the information disclosed by the searches conducted by us is true and complete and such information has not since been altered and the searches did not fail to disclose any information which had been delivered for registration, lodgement or filing against the Company’s records but which did not appear on the public records at the date of our search.

We have not taken any steps to verify these assumptions.

25 November 2024

4. Limitations and qualifications

This opinion, which is governed by and to be interpreted in accordance with, the laws of the State of South Australia, Australia, is given only with respect to the laws of that State and of the Commonwealth of Australia that are in effect on the date of this opinion. We have not investigated and do not express any view about, any law other than that of Australia.

We have relied on the assumptions contained in section 129 of the Corporations Act 2001 (Cth) (Corporations Act) with respect to the Company. A person may rely on the assumptions specified in section 129 of the Corporations Act unless they know or suspect that the assumptions are incorrect. In particular, sections 129(5) and (6) permit the assumption to be made that a document has been duly executed by a company if it appears to have been executed in accordance with section 127 of the Corporations Act by two people who, according to certain documents filed by the Company with ASIC, are a director and secretary or two directors of the Company.

We express no view on any matter requiring skill or expertise of a non-legal nature, such as financial, statistical, accounting, commercial or actuarial matters.

This opinion is limited to the matters stated in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is subject to the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), become effective under the Securities Act.

5. Opinion

Based on and subject to the above, in our opinion:

(a)	the Company is duly incorporated and validly existing under the laws of the Commonwealth of Australia and in ‘good standing’ (as the term ‘good standing’ is not defined under the laws of the Commonwealth of Australia, we have assumed that the expression means that there are no current orders for the winding up of the Company, no appointment of a liquidator of the Company, no appointment of a receiver to all or a substantial part of its assets and no notice of its proposed deregistration);

(b)	the issue of the debt securities and warrants under the Base Prospectus have been duly authorised;

(c)	the issue of Shares and the ATM Shares as contemplated under each of the Base Prospectus and the Sales Agreement Prospectus have been duly authorised; and

(d)	on issue of the Shares and the ATM Shares against payment for the Shares and the ATM Shares offered under the Documents, the Shares and the ATM Shares will be duly authorised by all necessary corporate action of the Company, validly issued, fully paid and ‘non-assessable’ (for the purposes of this opinion, the term ‘non-assessable’ when used to describe the liability of a person as the registered holder of shares is not a concept known under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such Shares and ATM Shares, having fully paid all amounts due on the issue of such Shares and ATM Shares, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of the Company on a winding up of the Company in their capacity solely as holders of such Shares and ATM Shares).

This opinion is deemed to be given as at 25 November 2024 and will speak as at that date and we do not undertake any obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or binding authority) that may occur or come to our attention after the date of this letter which may affect our opinion.

25 November 2024

6. Consent

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus and Sales Agreement Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated under that Securities Act.

Yours faithfully,

/s/ Johnson Winter Slattery

4